UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Nauticus Robotics Inc. (the "Company") filed a Current Report on Form 8-K on March 20, 2025 and Amendment No. 1 thereto on May 29, 2025 (as amended, the "Original Form 8-K"). This Amendment No. 2 to Form 8-K is being filed to add the disclosure under Item 2.01 and to update the language regarding the incorporation by reference under Item 1.01, to refer to the Item 2.03 disclosure. In connection with such clarification, the original Item 2.03 disclosure in the Original Form 8-K is included herein for ease of reference.

Except as set forth herein, the reminder of the Original Form 8-K remains unchanged. This Amendment No. 2 should be read together with the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 2.03 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on March 5, 2025, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), and SeaTrepid International, L.L.C., a Louisiana limited liability company, SeaTrepid Deepsea LLC, a Louisiana limited liability company, Remote Inspection Technologies, L.L.C., a Louisiana limited liability company (each, a “Seller” and collectively, “Sellers”), and certain individual selling persons entered into an Asset Purchase Agreement in the form of Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2025 (the “Purchase Agreement”), to which reference is made for its terms. Pursuant to the Purchase Agreement, the Company agreed to acquire (the “Acquisition”) substantially all of the assets and certain specified liabilities of the Sellers related to applied robotic solutions and the robotic equipment development and operation.

On March 20, 2025, the Company consummated the Acquisition pursuant to the terms of the Purchase Agreement for a total value of $16 million, which consists of (1) the aggregate purchase price of $4 million in cash paid at closing and $4 million in cash that will be paid on or before September 30, 2025 and (2) Earn-Out Shares valued at $5.5 million; and the assumption of $2.5 million in Sellers’ liabilities. An aggregate amount of newly issued shares of the Company’s common stock, par value $0.00001 per share (the “Earn-Out Shares”) worth $5.5 million may be paid to Sellers, subject to and payable in accordance with earn-out thresholds during the measurement period between closing and six months after closing, as specified in the Purchase Agreement.

On March 20, 2025, the Company entered into an Amendment No. 1 to the Asset Purchase Agreement (the “Amendment No. 1”) with the Sellers, pursuant to which the Company and the Sellers added an updated version of the disclosure schedules to the Purchase Agreement.

The foregoing description of the Purchase Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2025, and the Amendment No. 1, which is filed as Exhibit 10.1 hereto, both of which are incorporated into this report by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2026	Nauticus Robotics, Inc.

	By:	/s/ Jimena Begaries
		Name:	Jimena Begaries
		Title:	Interim Chief Financial Officer